FEE REDUCTION AGREEMENT

	AGREEMENT made as of this 25th day of
April 2017, between Government Obligations
Portfolio (the "Trust") and Boston Management and
Research (the "Adviser").

	WHEREAS, the Trust has entered into an
Investment Advisory Agreement (the "Advisory
Agreement") with the Adviser, which provides that the Adviser shall be entitled to receive compensation at a certain rate; and

       WHEREAS, the Adviser has offered to
reduce such advisory fee rate, and the Trust has accepted such fee reduction, such fee reduction being effective as of May 1, 2017; and

       WHEREAS, the Adviser and the Trust wish
to memorialize said fee reduction in writing;

	NOW, THEREFORE, in consideration of the
mutual covenants and agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Trust and the Adviser hereby jointly and severally agree as follows:

1.	For so long as the Advisory Agreement shall
remain in effect, notwithstanding any
provisions of the Advisory Agreement to the contrary, the Adviser will reduce its advisory fee for the Trust in accordance with the fee reduction schedule set forth on Exhibit A hereto.

2.	This Agreement may only be terminated or
amended upon the mutual written consent of the Trust and the Adviser; provided, however, that (i) no termination of this Agreement shall be effective unless approved by the majority vote of those Trustees of the Trust who are not interested persons of the Adviser or the Trust (the
"Independent Trustees") and by the vote of a majority of the outstanding voting securities of the Trust; (ii) no amendment of this Agreement shall be effective unless approved by the majority vote of the Independent Trustees; and (iii) no amendment of this Agreement that decreases the fee reductions set forth herein shall be effective unless approved by the vote of a majority of the outstanding voting securities of the Trust.

3.	For purposes of this Agreement the term
"vote of a majority of the outstanding voting securities of the Trust" shall mean the vote, at a meeting of Holders, of the lesser of (i) 67 per centum or more of the interests of the Trust present or represented by proxy at the meeting if the Holders of more than 50 per centum of the outstanding interests of the Trust are present or represented by proxy at the meeting, or (ii) more than 50 per centum of the outstanding interests of the Trust.

4.	This instrument is executed under seal and
shall be governed by Massachusetts law.




IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above by a duly authorized officer of each party.


	GOVERNMENT OBLIGATIONS
PORTFOLIO


By:/s/ Maureen A. Gemma

Maureen A. Gemma
Vice President

BOSTON
MANA
GEME
NT
AND
RESE
ARCH


By: /s/ Deidre E. Walsh
Deidre E. Walsh
Vice President


Exhibit A

ADVISORY FEE REDUCTION SCHEDULE
Government Obligations Portfolio
(Effective as of May 1, 2017)


The Adviser's asset-based advisory fee is reduced and computed as follows:

A
v
e
r
a
g
e

D
a
i
l
y

N
e
t

A
s
s
e
t
s

f
o
r

t
h
e

M
o
n
t
h
A
n
n
u
a
l

F
e
e

R
a
t
e
u
p

t
o

$
5
0
0

m
i
l
l
i
o
n
0
..
6
5
0
0
%
$
5
0
0

m
i
l
l
i
o
n

b
u
t

l
e
s
s

t
h
a
n

$
1

b
i
l
l
i
o
n
0
..
6
2
5
0
%
$
1

b
i
l
l
i
o
n

b
u
t

l
e
s
s

t
h
a
n

$
1
..
5

b
i
l
l
i
o
n
0
..
6
0
0
0
%
$
1
..
5

b
i
l
l
i
o
n

b
u
t

l
e
s
s

t
h
a
n

$
2

b
i
l
l
i
o
n
0
..
5
6
2
5
%
$
2

b
i
l
l
i
o
n

b
u
t

l
e
s
s

t
h
a
n

$
2
..
5

b
i
l
l
i
o
n
0
..
5
0
0
0
%
$
2
..
5

b
i
l
l
i
o
n

a
n
d

o
v
e
r
0
..
4
3
7
5
%



	2